It took trust, focus, commitment and bold leadership from everyone

Charting the Course

By Steven D. Hunt

From day one, U.S. Premium Beef has been true to its mission: “To increase the quality of beef and long-term profitability of cattle producers by creating a fully integrated, producer-owned beef processing system that is a global supplier of high quality value-added beef products responsive to consumer desires.”

The success of USPB is rooted in that statement and an unwavering belief that consumers want better beef with more product choices and will signal what they want with their pocket books. And, that beef producers, given the tools, the incentive and information, will respond. You did when we started U.S. Premium Beef and you continue to do so today.

As I transition to a different role with USPB, I’ve had the opportunity to reflect on our formation in 1996 through the culmination of my term as CEO during the last week of January. In order to carry out our mission we needed real drivers such as quality grade, yield grade and carcass weight to start the process of measuring success and paying producers for delivering product that consumers told us they wanted to buy.

Those drivers are still on our grids, but in addition we’ve added and adjusted incentives as consumer demand dictated. Product lines such as Naturewell® Natural Beef, NatureSource® Natural Beef, Black Canyon® Angus Beef, Vintage Natural Beef®, Certified Angus Beef®, age and source verified beef, sent a message to producers that their urban friends wanted more variety and “no surprises” products for their money.

The success of USPB is much like the analogy spelled out in Jim Collin’s best-selling book, “Good to Great”, where he likens the transformation of good companies to great companies to a flywheel. He imagines many people surrounding a very large steel flywheel and with all their energy and teamwork they slowly begin rotating it until it finally completes one revolution. After countless days, weeks and years of work they reach the breakthrough point where momentum of this mass hurtles the flywheel faster with the same energy. With each turn, it builds upon all the work done earlier.

Jim Collins concludes that in companies that successfully transform from good to great, no matter how dramatic the end result, it doesn’t happen in one fell swoop. It happens with a quiet, consistent and deliberate process of doing what it takes to achieve the mission, one day at a time. That’s precisely the philosophy we had in the beginning and still have today at U.S. Premium Beef. Stay focused. Keep chopping wood. Get a

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USPB ASV Premium is discontinued until further notice

Japan Agrees to Accept Beef From U. S. Cattle Less Than 30 Months of Age

Effective February 1, 2013, Japan began accepting U.S. beef from cattle less than 30 months of age, compared to the previous limit of less than 20 months of age. USPB will pay a $35 per head age and source verified (ASV) premium for cattle that had ASV projections turned in prior to January 28, 2013, and will be delivered through March 30, 2013. After that date, USPB will no longer pay an ASV premium until the Japanese market determines if beef from U.S. cattle less than 20 months of age warrants an additional premium.

“With Japan’s move to accepting beef from cattle less than 30 months of age, we expect our overall sales to increase and be steadier to Japan throughout the year,” Peter Michalski, vice president of National Beef’s International Division, says. “From what I can see, there is not much interest in age and source verified cattle in Japan anymore. This may change once the market settles, but even if there is some interest later on, customers may not want to pay a premium for it.”

As previously stated, USPB’s ASV premiums are based on market conditions and will be adjusted accordingly as conditions warrant. Please call our office at 866-877-2525 if you have questions on USPB’s ASV premium policy.®

Did You Know...

✓If you have delivery rights you do not plan on using in delivery year 2013, which ends August 31, and would like USPB to help you get them leased to other producers, please call our office at 866-877-2525.

✓USPB has added a rolling marque on our home page at www.uspremiumbeef.com for the latest information on USPB Class A and Class B units.®

USPB Non-Conditional Unit Trade Report

	FY 2012 Trades	Most Recent Trades
# Class A Units	18,176	470
Avg. Price Per Unit	$92.72	$120.21
# Class B Units	20,698	220
Avg. Price Per Unit	$188.51	$200.00

Reproduction of any part of this newsletter is expressly forbidden without written permission of U.S. Premium Beef.

U. S. Premium Beef, LL C Annual Meeting

See You in Kansas City

Fiscal year 2012 was a record setting year for U.S. Premium Beef producers who marketed their cattle through our company.

Our producers received a record average grid premium of $62.89 per head on the cattle they marketed on our grids in 2012. In total, our company paid more than $51.0 million in grid premiums to producers who delivered cattle to our Kansas and California plants which was $19.0 million more than the record set in 2011. And, we surpassed a milestone of marketing more than 10 million head through USPB since beginning operations in 1997.

Regarding financial results, our fiscal year ended December 29 and final results are not yet available. However, reduced cattle supplies combined with higher cattle prices contributed to 2012 being a more challenging year for U.S. beef processors than previous years.

USPB unitholders also realized solid prices paid for both Class A and Class B units last year. Class A units sold for as much as $150 per unit while Class B units recorded a high price of $200 per unit. The combined value of those Class A and Class B units was $350.00.

One of USPB’s services to our unitholders is to facilitate the leasing of their delivery rights to other producers in years where unitholders cannot meet their delivery obligations. This service again worked well for both parties in 2012. Delivery right lease rates were $7 per delivery right for the entire year. In total, our cattle deliverers continued to use a high percentage of delivery rights available during 2012.

Plus, our company was also able to attract more high quality cattle that were delivered against leased rights. Producers who delivered cattle to our Kansas plants by leasing delivery rights through the USPB facilitated program in 2012 received average grid premiums of $64.94 per head which was above the company’s average for all USPB cattle.

I encourage you to attend our annual meeting on March 26 to learn more about our 2012 financial results and our plans going forward. I’m confident you will go home with a better understanding of the benefits of being an owner of USPB. See you in Kansas City.

Schedule
Monday, March 25*
6:30 p.m.	Reception
Meet Board of Director Candidates
Tuesday, March 26*
7 a.m.	Registration
8:15 a.m.	Morning Session National Beef: Marketing Beef Products in Today’s Environment National Beef staff USPB Cattle Performance Brian Bertelsen, Vice President of Field Operations
11:15 a.m.	Lunch—National Beef Presentation
12:45 p.m.	USPB Business Meeting
*All meetings are at the Kansas City Airport Hilton.

Annual Meeting Hotel:

Kansas City Airport Hilton—8801 NW 112th St.—816-891-8900—When making reservations request USPB’s annual meeting rate of $104. Cutoff date for annual meeting rate is March 4. If you have questions, please call USPB at 866-877-2525.

Other Hotels Close to the Airport Hilton:

Embassy Suites KCI—1/2 mile south of Hilton—7640 Tiffany Springs Pkwy.—800-362- 2779

Holiday Inn Express-KCI—next to Hilton— 11130 NW Ambassador Drive— 816-891-9111

Driving Directions to Kansas City Airport Hilton

Take Exit #12 (112th Street) off of I-29 just south of the Kansas City International Airport. The Kansas City Airport Hilton is located on the southeast corner of the intersection of I-29 and 112th Street in Kansas City.

U.S. Premium Beef, LLC

Annual Meeting Pre-Registration Form

March 25 & 26, 2013

Kansas City Airport Hilton, Kansas City, MO

Please complete and fax or mail to the USPB office by March 18, 2013.

PLEASE PRINT CLEARLY

Unitholder or Associate Name:
Name of Attendee:
Address:
City, State Zip:
Phone:_________________	E-Mail Address:_________________

Events:	Additional Registrations:
Reception March 25-6:30 p.m. Number of people attending

This meeting is open only to USPB unitholders and associate producers, family members and employees.

Name:__________________________

Relationship:_____________________

Name:_________________________

Relationship:_____________________

Name:_________________________

Relationship:_____________________

Morning Session March 26-8:15 a.m. Number of people attending
Lunch & National Beef Presentation March 26-11:15 a.m. Number of people attending
USPB Business Meeting March 26-12:45 p.m. Number of people attending

Please complete form and return to:
 U.S. Premium Beef, LLC, P.O. Box 20103, Kansas City, MO 64195
(866) 877-2525 phone • (816) 713-8810 fax

Charting the Course...	continued from page 1

little better every day in some facet of what we, our producers and National Beef employees do and the rewards will come to every participant.

This past year has been an exciting one for USPB highlighted by a new partnership and record-breaking cattle and grid performance. Through all the challenges and opportunities we have faced in the last 16 years, we have done what we set out to do. While my role is changing, my commitment to USPB’s success remains as strong as ever. We have a tremendous staff led by Stan Linville, who will challenge each of us to put our shoulders against the flywheel and continue the consistent and deliberate process of achieving our mission, one day at a time. It has been an honor and privilege to serve as your CEO and I look forward to continuing my involvement in a new capacity.

I hope to see you at our annual meeting in Kansas City on March 26. We and our management team at National Beef and a representative from Leucadia will discuss cattle and financial performance as well as our partnership with Leucadia.®

QSS Spring Bull Sale Dates

The following USPB Qualified Seedstock Suppliers (QSS) will conduct sales during February through April. See USPB’s web page for links that detail sale times and locations.®

Cow Camp, Inc.	February 22
Thorstenson Gelbvieh & Angus	March 2
Lyons Ranch	March 4
CB Farms	March 6
Spring Valley Ranch	March 6
Briarwood Farms	March 9
Bar Arrow Cattle Co.	March 12
Marshall & Fenner	March 15
Molitor Angus Ranch	March 16
Oleen Brothers	March 25
Rishel Angus	March 25
Larson Angus Ranch	March 27
Pelton Simmental/Red Angus	March 27
Gardiner Angus Ranch	April 6
Mogck & Sons Angus Heartland Simmental and Angus	April 12 April 27
In addition, the following USPB QSS members are selling bulls at private treaty during the winter and spring:
Blair Brothers Angus Dalebanks Angus McCurry Brothers Angus	Chair Rock Angus Harms Plainview Ranch Trumbull Genetics
BENCHMARK PERFORMANCE DATA TABLE
Base Grid Cattle Harvested in KS Plants 1/06/13 to 2/02/13
(Numbers in Percent)
	Base Grid
	All	Top 25%
Yield	64.90	65.41
Prime	2.60	4.91
CH & PR	72.79	84.21
CAB	25.16	37.42
BCP	19.81	21.23
Ungraded	0.75	0.38
Hard Bone	0.77	0.58
YG1	13.09	9.02
YG2	38.46	33.97
YG3	38.09	43.82
YG4	9.58	12.35
YG5	0.78	0.84
Light Weight	0.28	0.13
Heavy Weight	2.77	1.84
Average Grid Premiums/Discounts ($/Head)
Quality Grade	$35.31	$59.91
Yield Benefit	$36.73	$52.90
Yield Grade	-$3.06	-$5.71
Out Weight	-$4.22	-$2.74
ASV	$3.34	$8.71
Natural	$1.96	$5.55
Total Premium	$70.06	$118.62